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                                                                    EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (714) 725-4000
                            FACSIMILE (714) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187


                                October 2, 1997


Kofax Image Products, Inc.
3 Jenner Street
Irvine, California  92618

         Re: Registration Statement on Form S-1; Registration No. 333-34531

Ladies and Gentlemen:


         At your request, we have examined the Registration Statement on Form S-1, Registration No. 333-34531, filed by Kofax Image Products, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on August 28, 1997 (as amended by Amendment No. 1 thereto filed on September 18, 1997, Amendment No. 2 thereto filed on October 1, 1997, and Amendment No. 3 thereto filed on October 2, 1997, as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of common stock, $.001 par value (the "Shares"). The Shares, which include up to 300,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the underwriters.


         As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the use of the opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.

                                         Very truly yours,

                                         STRADLING, YOCCA, CARLSON & RAUTH

                                         /s/ Stradling, Yocca, Carlson & Rauth